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                                                                      EXHIBIT 11


                 THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

               CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                  (Amounts in thousands, except per share data)


                                                               2001         2000         1999
                                                               ----         ----         ----

BASIC EARNINGS PER SHARE

Net income                                                    $37,340      $36,304      $32,781

Average common shares outstanding                              13,336       13,557       13,831

                                                             --------     --------     --------
Basic Earnings Per Share                                        $2.80        $2.68        $2.37
                                                             ========     ========     ========
DILUTED EARNINGS PER SHARE (1)

Net income                                                    $37,340      $36,304      $32,781

Average common shares outstanding                              13,336       13,557       13,831

Incremental common shares issuable:  stock options                139          118           18

                                                             --------     --------     --------
Average common shares outstanding assuming dilution            13,475       13,675       13,849
                                                             --------     --------     --------

                                                             --------     --------     --------
Diluted Earnings Per Share                                    $  2.77      $  2.65      $  2.37
                                                             ========     ========     ========


(1) Diluted earnings per share include all average common shares outstanding adjusted for the incremental dilution of outstanding stock options.